Exhibit 10.19

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

AND OTHER LOAN DOCUMENTS

This SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is made as of the 28th day of May, 2013, by and among LTN STAFFING, LLC, a Delaware limited liability company (“LTN Staffing”), BG STAFFING, LLC, a Delaware limited liability company (“BG Staffing”), BG PERSONNEL SERVICES, LP, a Texas limited partnership (“BG Personnel Services”), BG PERSONNEL, LP, a Texas limited partnership (“BG Personnel”), and B G STAFF SERVICES INC., a Texas corporation (“B G Staff Services”, and together with LTN Staffing, BG Staffing, BG Personnel Services and BG Personnel, collectively, “Borrowers” and each a “Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”).

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of May 24, 2010, as amended from time to time (as amended, and as it may be further amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”); and

WHEREAS, InStaff Holding Corporation, a Texas corporation (“InStaff Holding”), InStaff Personnel, LLC, a Texas limited liability company (“InStaff Personnel”, and together with InStaff Holding, collectively, “InStaff Sellers” and each an “InStaff Seller”), North Texas Opportunity Fund, L.P., a Texas limited partnership, Randy Burkhart, Beth Garvey, Arthur W. Hollingsworth and John Lewis (collectively, “InStaff Selling Persons”), have entered into that certain Asset Purchase Agreement dated as of May 28, 2013 (the “InStaff Purchase Agreement”), providing for the purchase by LTN Staffing of certain of the assets of and the assumption by LTN Staffing of certain liabilities of InStaff Sellers, in accordance with the terms thereof (the “InStaff Purchase Transaction”); and

WHEREAS, Borrowers have requested that Lender consent to the InStaff Purchase Transaction and amend the Loan Agreement and the other Loan Documents in certain respects, and Lender is agreeable to such request, on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.          Definitions. Capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

2.          Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)          by amending and restating each of the following definitions in Section 1.1 as follows:

“2007 Subordinated Creditor” and “2007 Subordinated Creditors” shall mean, respectively, each of and collectively, the following Persons: Legg Mason SBIC Mezzanine Fund, L.P., a Delaware limited partnership, Brookside Pecks Capital Partners, L.P., a Delaware limited partnership, and Brookside Mezzanine Fund II, L.P., a Delaware limited partnership.

“2007 Subordinated Loan Documents” shall mean, collectively, that certain Amended and Restated Securities Purchase Agreement dated as of May 28, 2013 by and among Borrowers, Guarantor and the 2007 Subordinated Creditors with respect to those certain subordinated loans made by the 2007 Subordinated Creditors to one or more Borrowers, and all other documents, agreements, instruments and certificates executed in connection with any of the foregoing and with any of the subordinated loans made by the 2007 Subordinated Creditors to one or more Borrowers, as each may be amended, restated, modified or supplemented and in effect from time to time.

“2007 Subordination Agreement” shall mean that certain Subordination and Intercreditor Agreement dated as of October 17, 2007 by and among Borrowers, Guarantor, the 2007 Subordinated Creditors and Lender, as amended from time to time, and as it may be further amended, restated, modified or supplemented and in effect from time to time.

“Debt Service” shall mean, for any period, the sum of (i) Cash Interest Expense for such period and the principal portion of Borrowers’ Total Debt payable during such period (excluding payments required to be made pursuant to Section 2.2(d) hereof), determined in accordance with GAAP, plus (ii) the aggregate amount of Earn Out Payments paid in cash by any Borrower for such period, plus the aggregate amount of Deferred Debt Payments paid in cash by any Borrower for such period.

“EBITDA” shall mean for any period, the consolidated net income of Borrowers, determined in accordance with GAAP consistently applied, plus (i) Interest Expense for such period, plus (ii) federal and state income taxes of Borrowers for such period, plus (iii) all depreciation and amortization of capitalized costs for such period, plus (iv) actual closing costs in an amount not to exceed $500,000 incurred by Borrowers in connection with closing the Extrinsic Purchase Transaction, provided that such closing costs are verified by Lender and consented to by Lender in its sole discretion, plus (v) actual closing costs in an amount not to exceed $400,000 incurred by Borrowers in connection with closing the API Purchase Transaction, provided that such closing costs are verified by Lender and consented to by Lender in its sole discretion, plus (vi) actual closing costs in an amount not to exceed $500,000 incurred by Borrowers in connection with closing the InStaff Purchase Transaction, provided that such closing costs are verified by Lender and consented to by Lender in its sole discretion.

“Earn Out Payments” shall mean, collectively, (i) those payments made by LTN Staffing pursuant to Section 1.6 of the JNA Purchase Agreement, (ii) those payments made by BG Staffing pursuant to Section 1.6 of the Extrinsic Purchase Agreement, (iii) those payments made by BG Staffing pursuant to Section 1.6 of the API Purchase Agreement, and (iv) those payments made by LTN Staffing pursuant to Section 1.6 of the InStaff Purchase Agreement.

“Revolving Loan Commitment” shall mean Twenty Million and No/100 Dollars ($20,000,000.00).

“Senior Funded Indebtedness to EBITDA Ratio” shall mean the ratio of (a) consolidated Senior Funded Indebtedness (including, without limitation, Earn Out Payables, Deferred Debt Payables and Letter of Credit Obligations), to (b) consolidated EBITDA plus the Management Fee Addback.

(b)          by inserting the following definitions to Section 1.1 in their respective proper alphabetical order:

“2007 Subordinated Debt” shall mean the Subordinated Debt of Borrowers to the 2007 Subordinated Creditors pursuant to the 2007 Subordinated Loan Documents, in the original aggregate principal amount of $9,000,000, as later increased to $9,250,000 and as increased to $15,642,202.18 as of May 28, 2013.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Deferred Debt Payables” shall mean payments required to be made by Borrowers (or any one of them) on deferred Debt.

“Deferred Debt Payments” shall mean payments made by Borrowers (or any one of them) on deferred Debt.

“Earn Out Payables” shall mean, collectively, (i) those payments required to be made by LTN Staffing pursuant to Section 1.6 of the JNA Purchase Agreement, (ii) those payments required to be made by BG Staffing pursuant to Section 1.6 of the Extrinsic Purchase Agreement, (iii) those payments required to be made by BG Staffing pursuant to Section 1.6 of the API Purchase Agreement, and (iv) those payments required to be made by LTN Staffing pursuant to Section 1.6 of the InStaff Purchase Agreement.

“Excluded Swap Obligation” shall mean, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“InStaff Sellers” shall mean, collectively, InStaff Holding Corporation, a Texas corporation, and InStaff Personnel, LLC, a Texas limited liability company.

“InStaff Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of May 28, 2013 by and among LTN Staffing, InStaff Sellers and InStaff Selling Persons.

“InStaff Purchase Transaction” shall mean the purchase by LTN Staffing of certain of the assets of and the assumption by LTN Staffing of certain liabilities of InStaff Sellers, pursuant to the terms of the InStaff Purchase Agreement.

“InStaff Selling Persons” shall mean, collectively, North Texas Opportunity Fund, L.P., a Texas limited partnership, Randy Burkhart, Beth Garvey, Arthur W. Hollingsworth and John Lewis.

“Management Fee Addback” shall mean all management fees due by Borrowers to Taglich Brothers, Inc. and its affiliates, whether paid or accrued, in an amount not to exceed $175,000 in the aggregate in any fiscal year.

“Swap Obligation” shall mean any Rate Management Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

(a)          by inserting the following to the end of the definition of “Obligations” in Section 1.1:

“Notwithstanding anything to the contrary contained herein, the term “Obligations” shall not include any Excluded Swap Obligations.”

(b)          by amending and restating Section 8.12 in its entirety to read as follows:

8.12         Covenant Compliance Certificate. Borrowers shall, within one hundred twenty (120) days after the end of each fiscal year, and within thirty (30) days after the end of each fiscal quarter ending in March, June and September of each year, deliver to Lender a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by an appropriate officer of Borrowers, containing a computation of each of the financial covenants set forth in Section 10 and stating that no Borrower has become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.

(c)          by inserting the following as Section 8.23:

8.23         Mandatory Prepayment; Early Termination. Notwithstanding anything to the contrary contained herein, Borrowers shall immediately repay the entire principal balance of the Term Loan, together with interest, any fees (including any prepayment fees) and any other amounts due thereunder, upon the occurrence of the following event: the Revolving Loan facility terminates for any reason, including, without limitation, termination of the Revolving Loan facility at the request of Borrowers, termination resulting from failure by Lender to renew the Revolving Loan facility for any reason, or termination as otherwise provided under this Agreement or the other Loan Documents.

(d)          by amending and restating Section 9.1(iv) in its entirety to read as follows:

(iv)        Subordinated Debt, consisting of 2007 Subordinated Debt in an outstanding principal amount not to exceed $15,250,000 in the aggregate. Such 2007 Subordinated Debt shall be subject to the terms of the 2007 Subordination Agreement or such other subordination agreement acceptable to Lender in its sole discretion; and

(e)          by amending and restating Section 9.11 in its entirety to read as follows:

9.11         Bank Accounts. No Borrower shall establish any new Deposit Accounts or other bank accounts, other than Deposit Accounts or other bank accounts established at or with Lender without the prior written consent of Lender. In addition, Borrowers covenant and agree that, as soon as possible, and in any event within one hundred twenty (120) days after May 28, 2013, it shall close or cause to be closed each of the existing bank accounts with respect to the InStaff Sellers and open corresponding accounts with Lender.

(f)          by amending and restating Section 10.1 in its entirety to read as follows:

10.1         Debt Service Coverage. Borrowers shall not permit the Debt Service Coverage Ratio (i) for the one fiscal quarter period ending in June 2013, (ii) for the two fiscal quarter period ending in September 2013, (iii) for the three fiscal quarter period ending in December 2013, and (iv) for the four fiscal quarter period ending in March 2014 and for the four fiscal quarter period ending in each fiscal quarter thereafter, to be less than 1.20 to 1.00.

(g)          by amending and restating Section 10.2 in its entirety to read as follows:

10.2         Senior Funded Indebtedness to EBITDA. As of the end of each fiscal quarter of Borrowers for the four fiscal quarter period then ending, Borrowers shall not permit the Senior Funded Indebtedness to EBITDA Ratio to be greater than the maximum amount set forth below for the corresponding period set forth below:

Four Fiscal Quarters Ended In:	Maximum Ratio
March 2013	2.75 to 1.00
June 2013	3.00 to 1.00
September 2013	2.75 to 1.00
December 2013	2.25 to 1.00
March 2014 and each fiscal quarter thereafter	2.00 to 1.00

provided; however, notwithstanding anything to the contrary contained herein, for purposes of calculating the Senior Funded Indebtedness to EBITDA Ratio above, and solely for the four fiscal quarter period ending in each of September 2012, December 2012 and March 2013, EBITDA (regardless of how such term is defined or calculated pursuant to its definition set forth in Section 1.1 hereof) for such periods shall be deemed to be as follows:

Four Fiscal Quarters Ended In:	EBITDA
September 2012	$2,800,000
December 2012	$2,300,000
March 2013	$1,700,000

For purposes of calculating the Senior Funded Indebtedness to EBITDA Ratio for the four fiscal quarter period ending in June 2013 and for the four fiscal quarter period ending in each fiscal quarter thereafter, EBITDA shall be determined using the financial statements required to be delivered to Lender pursuant to Section 8.8 hereof.

(h)          by inserting the following as Section 10.3:

10.3         Capital Expenditures. Borrowers shall not incur Capital Expenditures in an amount greater than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate in any one fiscal year.

(i)          by inserting the following as Section 11.16:

11.16         Cross-Default. Any “Default” or “Event of Default” occurs under any of the 2007 Subordinated Loan Documents.

3.          Amendment to the Revolving Note. That certain Fifth Amended and Restated Revolving Note dated as of December 3, 2012 executed jointly and severally by Borrowers and made payable to the order of Lender in the maximum principal amount of $12,000,000.00 (the “Existing Revolving Note”) is hereby replaced with that certain Sixth Amended and Restated Revolving Note dated as of even date herewith executed jointly and severally by Borrowers and made payable to the order of Lender in the maximum principal amount of $20,000,000.00 (the “Sixth Amended and Restated Revolving Note”). The Sixth Amended and Restated Revolving Note amends and restates in its entirety the Existing Revolving Note and evidences a renewal and an increase of the indebtedness evidenced by the Existing Revolving Note. Nothing contained in the Sixth Amended and Restated Revolving Note shall be deemed to be payment and satisfaction or a novation of the indebtedness evidenced by the Existing Revolving Note. References to the “Revolving Note” in the Loan Agreement and the other Loan Documents shall be deemed to mean the Sixth Amended and Restated Revolving Note.

4.          Amendment to the Other Loan Documents. The other Loan Documents are hereby amended to the extent necessary to be consistent with the foregoing amendments to the Loan Agreement and the amendment and restatement of the Revolving Note.

5.          Interest Rate. Notwithstanding anything to the contrary contained in herein or in the Loan Agreement, each Borrower acknowledges and agrees that the Applicable Margin for the Revolving Loans and the Applicable Margin for the Term Loan shall be 3.75% and 4.50%, respectively, until the Interest Rate Change Date occurs with respect to the financial statements of Borrowers for fiscal quarter ending in June 2013.

6.          Consent to InStaff Purchase Transaction. Subject to the terms and conditions hereof, Lender hereby consents to the InStaff Purchase Transaction. The consent set forth herein shall be effective only in the specific instance and for the specific purpose set forth herein and shall neither extend to any other violations under, or default of, the Loan Agreement or any of the other Loan Documents, nor shall this consent prejudice any rights or remedies of Lender under the Loan Agreement or any of the other Loan Documents with respect to matters not specifically addressed hereby.

7.          Escrow. Pursuant to that certain Escrow Agreement dated as of even date herewith (the “Escrow Agreement”; capitalized terms used in this Section 7 which are defined in the Escrow Agreement and not otherwise defined herein are used with the meanings given such terms in the Escrow Agreement) by and among LTN Staffing, InStaff Sellers and Grand Bank (the “Escrow Agent”), LTN Staffing has deposited with Escrow Agent (i) $250,000 of the purchase price as a source of payment for adjustments to the purchase price in favor of LTN Staffing (the “Purchase Deposit”), (ii) $700,000 of the purchase price as a source of payment for (A) liabilities relating to that certain Federal Tax Lien on the assets of InStaff Personnel WC LLC (File No. 20110826000906540 filed with the County Clerk of Collin County, Texas, and File No. 11-0025342583 filed with the Secretary of State of Texas), (B) liabilities relating to Tennessee business taxes (the “Tennessee Business Tax Liabilities”), and (C) any Tax Losses, and (iii) $300,000 of the purchase price as a source of payment for the amount of Taxes, if any, necessary to be paid to Texas and New Mexico to obtain the issuance of the tax clearance certificates from Texas and New Mexico. LTN Staffing hereby covenants and agrees that it shall abide by each of the terms of the Escrow Agreement, including, without limitation, (A) if on the Tax Escrow Release Date the Release Conditions have not been satisfied, instructing the Escrow Agent in writing on the Tax Escrow Release Date (or if the 90 Day Extension is granted, on the last day of the 90 Day Extension) to disburse on or within three (3) business days after the Tax Escrow Release Date (or if the 90 Day Extension is granted, within three (3) business days of the last day of the 90 Day Extension) any or all of the Tax Escrow Fund directly to applicable Governmental Bodies in order to fully pay, resolve and settle the Federal Tax Liabilities (including, without limitation, for purposes of having any Federal Tax Liens with respect to such liabilities released) and the Tennessee Business Tax Liabilities, and (B) if on the Tax Clearance Certificate Escrow Release Date the Tax Clearance Release Conditions have not been satisfied, instructing the Escrow Agent in writing on the Tax Clearance Certificate Escrow Release Date to disburse on or within three (3) business days after the Tax Clearance Certificate Escrow Release Date any or all of the Tax Clearance Escrow Fund directly to applicable Governmental Bodies in order to fully pay, resolve and settle the Tax liabilities of Texas or New Mexico necessary to satisfy the Tax Clearance Release Conditions. LTN Staffing hereby covenants and agrees that it shall, prior to providing such instructions as set forth in (A) and (B) above, it shall provide written notice thereof to Sellers. In addition to the foregoing, LTN Staffing hereby covenants and agrees that, notwithstanding anything to the contrary contained in the Escrow Agreement, (i) it shall not provide any approval or consent, written or otherwise, to the 90 Day Extension under the Escrow Agreement without the prior written consent of Lender, and (ii) it shall not amend nor permit the Escrow Agreement to be amended in any respect without the prior written consent of Lender.

8.          Reaffirmation and Confirmation of Security Interests. Each Borrower hereby confirms to Lender that such Borrower has granted to Lender a security interest in or Lien upon substantially all of the property of such Borrower, including, without limitation, the Collateral, to secure the Obligations. Each Borrower hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

In addition to the foregoing:

(a)          LTN Staffing hereby confirms to Lender that LTN Staffing has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Membership Interests Security Agreement dated as of May 24, 2010 by and between LTN Staffing and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “LTN Staffing Membership Interests Security Agreement”)), to secure the Liabilities (as defined in the LTN Staffing Membership Interests Security Agreement), under and pursuant to the LTN Staffing Membership Interests Security Agreement. LTN Staffing hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the LTN Staffing Membership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

(b)          LTN Staffing hereby confirms to Lender that LTN Staffing has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Partnership Interests Security Agreement dated as of May 24, 2010 by and between LTN Staffing and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “LTN Staffing Partnership Interests Security Agreement”)), to secure the Liabilities (as defined in the LTN Staffing Partnership Interests Security Agreement), under and pursuant to the LTN Staffing Partnership Interests Security Agreement. LTN Staffing hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the LTN Staffing Partnership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

(c)          BG Staffing hereby confirms to Lender that BG Staffing has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Partnership Interests Security Agreement dated as of May 24, 2010 by and between BG Staffing and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “BG Staffing Partnership Interests Security Agreement”)), to secure the Liabilities (as defined in the BG Staffing Partnership Interests Security Agreement), under and pursuant to the BG Staffing Partnership Interests Security Agreement. LTN Staffing hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the BG Staffing Partnership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

(d)          LTN Staffing hereby confirms to Lender that LTN Staffing has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Securities Pledge Agreement dated as of May 24, 2010 by and between LTN Staffing and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “LTN Staffing Securities Pledge Agreement”)), to secure the Liabilities (as defined in the LTN Staffing Securities Pledge Agreement), under and pursuant to the LTN Staffing Securities Pledge Agreement. LTN Staffing hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the LTN Staffing Securities Pledge Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

9.          Representations and Warranties. Each Borrower hereby represents, warrants and covenants to Lender that:

(a)          Authorization. Each Borrower is duly authorized to execute and deliver this Amendment and all deliveries required hereunder, and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement and the other Loan Documents.

(b)          No Conflicts. The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by each Borrower of its obligations under the Loan Agreement and the other Loan Documents do not and will not conflict with any provision of law or of the charter or by-laws, operating agreement or partnership agreement of any Borrower or of any agreement binding upon any Borrower.

(c)          Validity and Binding Effect. This Amendment, the Loan Agreement and the other Loan Documents are a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(d)          No Events of Default. As of the date hereof, no default or Event of Default under the Loan Agreement or any of the other Loan Documents has occurred or is continuing.

(e)          Warranties. As of the date hereof, the representations and warranties in the Loan Agreement and the other Loan Documents are true and correct as though made on such date, except where a different date is specifically indicated.

10.         Conditions to Effectiveness. This Amendment shall be deemed to be effective as of the date hereof (the “Amendment Effective Date”), and the effectiveness of this Amendment shall be subject to, the satisfaction of all of the following conditions:

(a)          This Amendment, duly authorized and fully executed by each Borrower and Lender, and the Consent and Ratification of Guaranty and the Consent and Ratification of Membership Interests Security Agreement, each attached hereto and made a part hereof, each duly authorized and fully executed by the parties thereto, shall have been delivered to Lender.

(b)          The Sixth Amended and Restated Revolving Note, duly authorized and fully executed by each Borrower, shall have been delivered to Lender.

(c)          A fully-executed copy of the InStaff Purchase Agreement, together with all other agreements, documents or instruments executed or to be delivered in connection with the InStaff Purchase Transaction, including, without limitation, the Escrow Agreement, each in form and substance acceptable to Lender, shall have been delivered to Lender, and all of the conditions to closing the InStaff Purchase Transaction as set forth under the InStaff Purchase Agreement shall have been performed to the satisfaction of Lender.

(d)          That certain Assignment of Undertakings Under Purchase Agreement, duly authorized and fully executed by LTN Staffing and consented to by InStaff Sellers and InStaff Selling Persons, in form and substance acceptable to Lender, shall have been delivered to Lender.

(e)          That certain Collateral Assignment of Escrow Agreement, duly authorized and fully executed by LTN Staffing and consented to by InStaff Sellers, InStaff Selling Persons and the Escrow Agent, in form and substance acceptable to Lender, shall have been delivered to Lender.

(f)          That certain Fifth Amendment to Subordination and Intercreditor Agreement dated as of even date herewith, in form and substance acceptable to Lender, duly authorized and fully executed by each of the 2007 Subordinated Creditors, Borrowers and Guarantor, shall have been delivered to Lender.

(g)          A Capital Contribution Agreement dated as of even date herewith by and among Taglich Private Equity, LLC, Borrowers and Lender, in form and substance acceptable to Lender, shall have been delivered to Lender.

(h)          An aged schedule of the Accounts of InStaff Sellers, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by InStaff’s treasurer or chief financial officer, shall have been delivered to Lender.

(i)          A Borrowing Base Certificate which includes the Accounts of InStaff Sellers and which demonstrates opening availability of not less than $2,000,000, in form and substance acceptable to Lender, shall have been delivered to Lender.

(j)          That certain Amended and Restated Securities Purchase Agreement dated as of even date herewith by and among the 2007 Subordinated Creditors, Borrowers and Guarantors, including evidence that the 2007 Subordinated Creditors have consented to the InStaff Purchase Transaction, together with copies of the subordinated notes, in each case in form and substance acceptable to Lender.

(k)          If required by Lender, Certificates of Insurance with respect to property and liability insurance of Borrowers, showing Lender as certificate holder, lenders loss payee with respect to property insurance, and showing Lender as certificate holder and additional insured with respect to liability insurance, together a lender’s loss payable endorsement, shall have been delivered to Lender.

(l)          Resolutions shall have been adopted by Guarantor’s board of managers authorizing the execution, delivery and performance of the Consents and Ratifications to this Amendment, and a copy thereof, certified by a manager of Guarantor, together with a certificate of a manager of Guarantor stating that there have been no amendments, modifications or changes to Guarantor’s Certificate of Formation or Amended and Restated Limited Liability Company Agreement since December 3, 2012, shall have been delivered to Lender.

(m)          Resolutions shall have been adopted by LTN Staffing’s members authorizing the execution, delivery and performance of this Amendment, the Sixth Amended and Restated Revolving Note and the other documents to be delivered in connection herewith, and a copy thereof, certified by a member of LTN Staffing, together with a certificate of a member of LTN Staffing stating that there have been no amendments, modifications or changes to LTN Staffing’s Certificate of Formation or Limited Liability Company Agreement since December 3, 2012, shall have been delivered to Lender.

(n)          Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this Amendment, the Sixth Amended and Restated Revolving Note, the InStaff Purchase Agreement and the other documents to be delivered in connection herewith, and a copy thereof, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement since December 3, 2012, shall have been delivered to Lender.

(o)          Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this Amendment, the Sixth Amended and Restated Revolving Note and the other documents to be delivered in connection herewith, on behalf of and as the general partner of BG Personnel Services, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Personnel Services’ Certificate of Limited Partnership or Limited Partnership Agreement, or to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement, in each case since December 3, 2012, shall have been delivered to Lender.

(p)          Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this Amendment, the Sixth Amended and Restated Revolving Note and the other documents to be delivered in connection herewith, on behalf of and as the general partner of BG Personnel, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Personnel’s Certificate of Limited Partnership or Limited Partnership Agreement, or to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement, in each case since December 3, 2012, shall have been delivered to Lender.

(q)          Resolutions shall have been adopted by B G Staff Services’ Board of Directors authorizing the execution, delivery and performance of this Amendment, the Sixth Amended and Restated Revolving Note and the other documents to be delivered in connection herewith, and a copy thereof, certified by the duly elected and acting President of B G Staff Services, together with a certificate of the duly elected and acting President of B G Staff Services stating that there have been no amendments, modifications or changes to B G Staff Services’ Articles of Incorporation or By-Laws since December 3, 2012, shall have been delivered to Lender.

(r)          An amendment fee in the amount of $80,000.00, and a note processing fee with respect to the Revolving Loans in the amount of $900.00 shall in each case have been paid by Borrowers to Lender.

(s)          Each of the other conditions of borrowing set forth in Section 3 of the Loan Agreement (including, without limitation, Sections 3.2, 3.3, 3.4 and 3.5) shall have been met to the satisfaction of Lender.

(t)          A Landlord Waiver made by RPI LBJ Oates, Ltd. in favor of Lender and consented to by LTN Staffing, with respect to the location at 1900 Oates Drive, Suite 134, Mesquite, Texas 75150, in form and substance acceptable to Lender, shall have been delivered to Lender.

(u)          All payoff letters and UCC-3 financing statements (such UCC-3 financing statements to be filed on or prior to the date hereof) with respect to the InStaff Sellers, each in form and substance acceptable to Lender, shall have been delivered to Lender.

(v)         Such other documents, instruments or agreements as Lender may reasonably request in order to effectuate fully the transactions contemplated herein shall have been duly executed and delivered to Lender.

11.         Opinion Letter. Each Borrower hereby covenants and agrees that in the event there are any future amendments to, modifications of, or any amendment and restatements of, the Loan Agreement or any of the other Loan Documents, such Borrower shall cause to be delivered to Lender in connection therewith an opinion letter from Borrowers’ counsel (including local Illinois counsel), in form and substance acceptable to Lender; provided, however, nothing herein shall be construed in any way as an agreement, intention, proposal or commitment by Lender, nor shall anything set forth herein bind Lender in any way, to amend, modify or amend and restate the Loan Agreement or any of the other Loan Documents at any time in the future in any respect.

12.         Costs and Expenses. Borrowers shall jointly and severally pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees.

13.         Miscellaneous.

(a)          Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(b)          Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c)          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

(d)          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)          References. From and after the Amendment Effective Date, any reference to the Loan Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(f)          Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement and secured by the Collateral. The Loan Agreement and each of the other Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

(g)          Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies such Borrower, which information includes the name and address of such Borrower and such other information that will allow Lender to identify such Borrower in accordance with the Act. In addition, each Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls such Borrower or any subsidiary of such Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

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IN WITNESS WHEREOF, the parties have executed this Seventh Amendment to Loan and Security Agreement and Other Loan Documents as of the date first set forth above.

BORROWERS:

LTN STAFFING, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG STAFFING, LLC, a Delaware limited liability company

By:	LTN Staffing, LLC, a Delaware limited liability company
Its:	Sole Member

	By:	/s/ L. Allen Baker, Jr.
	Name:	L. Allen Baker, Jr.
	Title:	President and Chief Executive Officer

BG PERSONNEL SERVICES, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

	By:	LTN Staffing, LLC, a Delaware limited liability company
	Its:	Sole Member

		By:	/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief Executive Officer

BG PERSONNEL, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

	By:	LTN Staffing, LLC, a Delaware limited liability company
	Its:	Sole Member

		By:	/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief Executive Officer

B G STAFF SERVICES INC., a Texas corporation

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

LENDER:

FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation

By:	/s/ Ingrid H. Deroubaix
Name:	Ingrid H. Deroubaix
Title:	Senior Vice President

Consent and ratification OF GUARANTY

The undersigned (“Guarantor”) is a guarantor of Borrowers to Lender under the terms of that certain Continuing Unconditional Guaranty dated as of May 24, 2010 made by Guarantor in favor of Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Guaranty”). Guarantor hereby expressly: (a) consents to the execution by Borrowers and Lender of the above Seventh Amendment to Loan and Security Agreement and Other Loan Documents; (b) acknowledges that “Borrowers’ Liabilities” (as defined in the Guaranty) includes all of the obligations and liabilities owing from time to time by Borrowers to Lender, including, but not limited to, the obligations and liabilities of Borrowers to Lender under the Sixth Amended and Restated Revolving Note and the Fourth Amended and Restated Term Note, each as modified, extended and/or replaced from time to time, and any other Notes (as defined in the Loan Agreement) (but excluding any Excluded Swap Obligations); (c) acknowledges that Guarantor does not have any set-off, defense or counterclaim to the payment or performance of any of the obligations of Borrowers under the Sixth Amended and Restated Revolving Note, the Fourth Amended and Restated Term Note or any of the other Loan Documents or Guarantor under the Guaranty; (d) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Guaranty; (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of the above Seventh Amendment to Loan and Security Agreement and Other Loan Documents to, and its acceptance by, Lender shall not in any manner whatsoever (i) impair or affect the liability of Guarantor to Lender under the Guaranty, (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of Lender at law, in equity or by statute, against Guarantor pursuant to the Guaranty, and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to Lender by Guarantor under the Guaranty; and (f) represents and warrants that each of the representations and warranties made by Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

LTN ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	Manager and Authorized Person

Consent and ratification OF

MEMBERSHIP INTERESTS SECURITY AGREEMENT

The undersigned (“Grantor”) is a grantor under the terms of that certain Membership Interests Security Agreement dated as of May 24, 2010 by and between Grantor and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “LTN Acquisition Membership Interests Security Agreement”). Grantor hereby consents to the above Seventh Amendment to Loan and Security Agreement and Other Loan Documents and hereby confirms that Grantor has granted to Lender a security interest in the Pledged Collateral (as defined in the LTN Acquisition Membership Interests Security Agreement) to secure the Liabilities (as defined in the Membership Interests Security Agreement), under and pursuant to the LTN Acquisition Membership Interests Security Agreement.  The undersigned hereby expressly agrees that the Liens on the Pledged Collateral shall secure all of the Liabilities (as defined in the LTN Acquisition Membership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interests and Liens to Lender for such purpose in all respects.

LTN ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	Manager and Authorized Person

Consent and ratification OF

SUBORDINATION AGREEMENT

Each of the undersigned (collectively, “Subordinated Creditors” and each a “Subordinated Creditor”), is a subordinated creditor to Borrower and entered into that certain Subordination and Intercreditor Agreement dated as of October 17, 2007 by and among Lender, Subordinated Creditors, Borrowers and Guarantor, as amended from time to time (as amended, restated, modified or supplemented and in effect from time to time, the “Subordination Agreement”). Each Subordinated Creditor hereby (a) consents to the execution by Borrowers and Lender of the above Seventh Amendment to Loan and Security Agreement and Other Loan Documents, providing for, among other things, the increase of the Revolving Loan Commitment to $20,000,000; (b) acknowledges that the “Senior Debt” (as defined in the Subordination Agreement) includes all of the obligations and liabilities owing from time to time by Borrowers to Lender, including, without limitation, the Obligations (which include the increased Revolving Loans and the Term Loan); (c) acknowledges that the “Subordinated Debt” (as defined in the Subordination Agreement) and any liens and security interests of Subordinated Creditors in the Collateral (as defined in the Subordination Agreement) shall remain subordinate to the “Senior Debt” and the liens and security interests of Lender in the Collateral; (d) acknowledges that no Subordinated Creditor has any set-off, defense or counterclaim to the payment or performance of any of the obligations of such Subordinated Creditor under the Subordination Agreement; (e) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Subordination Agreement; (f) agrees that all such obligations and liabilities under the Subordination Agreement shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever; (g) represents and warrants that each of the representations and warranties made by such Subordinated Creditor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof; and (h) represents and warrants that it has consented to the InStaff Purchase Transaction.

SUBORDINATED CREDITORS:

LEGG MASON SBIC MEZZANINE FUND, L.P., a Delaware limited partnership

By:	Legg Mason SBIC Mezzanine Fund Management, LLC
Its:	General Partner

	By:	/s/ Joseph W. Hasse
	Name:	Joseph W. Hasse
	Its:	Member

BROOKSIDE PECKS CAPITAL PARTNERS, L.P., a Delaware limited partnership

By:	Brookside Pecks Management, LLC
Its:	General Partner

	By:	/s/ David D. Buttolph
Name: David D. Buttolph
Its: Managing Director

BROOKSIDE MEZZANINE FUND II, L.P., a Delaware limited partnership

By:	Brookside Mezzanine Partners II, LLC
Its:	General Partner

	By:	/s/ Corey L. Sclar
Name: Corey L. Sclar
Its: Managing Director